Exhibit 10.16

STANDARD OFFICE LEASE

VALLEY CORPORATE CENTER

By and Between

VCC INVESTORS L.P., A CALIFORNIA LIMITED PARTNERSHIP

as Landlord

and

PACIFIC CREST BANK, A CALIFORNIA CORPORATION

as Tenant

Dated: August 11, 2003

TABLE OF CONTENTS

1.	Basic Lease Provisions (“Basic Lease Provisions”)
2.	Premises, Parking and Common Areas
3.	Term
4.	Rent
5.	Security Deposit
6.	Permitted Use
7.	Maintenance, Repairs, Alterations and Common Area Services
8.	Insurance; Indemnity
9.	Damage or Destruction
10.	Real Property Taxes
11.	Utilities
12.	Assignment and Subletting
13.	Default; Remedies
14.	Condemnation
15.	Broker’s Fee
16.	Estoppel Certificate
17.	Landlord’s Liability
18.	Severability
19.	Interest on Past-due Obligations
20.	Time of Essence
21.	Additional Rent
22.	Incorporation of Prior Agreements; Amendments
23.	Notices
24.	Waivers
25.	Recording
26.	Holding Over
27.	Covenants and Conditions
28.	Binding Effect; Choice of Law
29.	Subordination
30.	Attorneys’ Fees
31.	Landlord’s Access
32.	Auctions
33.	Signs
34.	Merger
35.	Construction
36.	Guarantor
37.	Quiet Possession; Authority
38.	Security Measures—Landlord’s Reservations
39.	Easements
40.	Building Planning
41.	Landlord’s Right to Perform
42.	Limitation on Landlord’s Liability
43.	Toxic Materials
44.	Authority
45.	Conflict
46.	No Offer
47.	Lender Modification
48.	Multiple Parties
49.	Work Letter
50.	Waiver of Jury Trial
51.	Counterparts
52.	Force Majeure
53.	Best Efforts
54.	Signage
55.	Option to Extend
56.	Attachments

EXHIBIT A PREMISES FLOOR PLAN
EXHIBIT B LEGAL DESCRIPTION
EXHIBIT C RULES AND REGULATIONS
EXHIBIT D WORK LETTER
EXHIBIT E ACCEPTANCE OF OFFICE SPACE
EXHIBIT F SUBOIRDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

STANDARD OFFICE LEASE
Valley Corporate Center

1.                                      Basic Lease Provisions (“Basic Lease Provisions”).

1.1                               Parties.  This Lease (“Lease”), dated for reference purposes August 11, 2003, is made and entered into by and between VCC Investors, L.P., a California limited partnership (“Landlord”), and Pacific Crest Bank, a California corporation (“Tenant”).

1.2                               Premises.  A total of approximately 5,178 rentable square feet, more or less, of the building described in paragraph 1.3, as defined further in paragraph 2 and as shown on Exhibit A hereto and known as Suite 1010 (“Premises”).

1.3                               Building.  Commonly described as being located at 591 Camino de la Reina, in the City of San Diego, County of San Diego, State of California, the legal description of which is set forth in Exhibit B hereto, and as further defined in paragraph 2.

1.4                               Permitted Use.  General office use, subject to paragraph 6.

1.5                               Term. Sixty-One (61) months, commencing as set forth in paragraph 3.1 (“Term”), subject to extension (see paragraph 55).

1.6                               Base Rent.  Subject to the terms of paragraphs 1.7, 1.8 and 4.1, $11,236.26 per month, payable on the 1st day of each month, in advance, as provided in paragraph 4.1 (“Base Rent”).

1.7                               Base Rent Increase.  The monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.1 below.

1.8                               Rent Paid Upon Execution.  The second month’s Base Rent of $11,236.26.

1.9                               Security Deposit. $0.00 (“Security Deposit”); see paragraph 5.

1.10                        Tenant’s Expense Share and Tenant’s Tax Share. Three and two one-hundredths percent (3.02%), subject to paragraph 4.2, and subject to adjustment (pursuant to paragraph 4.2.5) to the actual rentable square footage of the Premises (see paragraph 4.2.5 for definition).

1.11                        Expense Base Year.  Calendar Year 2004, see paragraph 4.2.1.

1.12                        Tax Base Year.  Calendar Year 2004; see paragraph 4.2.2.

1.13                        Target Commencement Date.  November 1, 2003; see paragraph 3.2.

1.14 Payee.	VCC INVESTORS, L.P.

1.15 Landlord’s Address.	Birtcher Anderson Properties
591 Camino de la Reina, Suite 104
San Diego, CA 92108

1.16 Brokers:	Landlord’s Broker:	BRE Commercial

Tenant’s Broker:	The Sande Company

2.                                      Premises, Parking and Common Areas.

2.1                               Premises.  The Premises are a portion of a building, herein sometimes referred to as the “Building” identified in paragraph 1.3 of the Basic Lease Provisions.  The Premises, the Building, the Common Areas, the land described in Exhibit B, upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the “Project”.  Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the “Premises.”

2.2                               Vehicle Parking.  So long as Tenant is not in default, and subject to the rules and regulations set forth in Exhibit C hereto (as the same may be modified by Landlord from time to time), Tenant shall be entitled to use, for parking for its employees and guests, its pro rata share of parking spaces in common with other tenants at the Project, which shall, until further notice from Landlord, be unreserved spaces.  If Tenant commits, permits or allows any of the prohibited activities described in this Lease or the rules then in effect with regard to the use of parking, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand of Landlord.  Vehicle parking shall be at no cost to Tenant and its employees and guests.

2.3                               Common Areas - Definition.  The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other tenants of the Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

2.4                               Common Areas - Rules and Regulations.  Tenant agrees to abide by and conform to the rules and regulations set forth in Exhibit C with respect to the Project and Common Areas as the same may be reasonably amended from time to time, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform.  Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations.  Landlord shall not be responsible to Tenant for non-compliance with said rules and regulations by other tenants of the Project or their agents, employees and invitees.

2.5                               Common Areas - Changes.  Landlord shall have the right, in Landlord’s sole discretion, from time to time:

2.5.1                        To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways;

2.5.2                        To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises, the parking areas, and the common restrooms remains available;

2.5.3                        To designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project;

2.5.4                        To add additional buildings and improvements to the Common Areas;

2.5.5                        To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;

2.5.6                        To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may deem to be appropriate.

3.                                      Term.

3.1                               Term.  The Term of this Lease shall be for the number of months specified in paragraph 1.5 of the Basic Lease Provisions, commencing upon the Commencement Date.  The “Commencement Date” of this Lease shall be the earlier of (i) the date on which Tenant takes possession of or commences business operations upon the Premises or any portion thereof; or (ii) the date of the Tender of Possession under paragraph 3.2.1 below.  If the Commencement Date is a date other than the first day of the calendar month, the Term shall be for the number of months specified in paragraph 1.5 of the Basic Lease Provisions in addition to the remainder of the month following the Commencement Date.

3.2                               Delay in Possession.  Notwithstanding the Target Commencement Date, as specified in paragraph 1.13 of the Basic Lease Provisions, if for any reason Landlord cannot deliver possession of the Premises to Tenant in the condition called for by the work letter of even date herewith being entered into by and between Landlord and Tenant, a copy of which is attached hereto as Exhibit D (the “Work Letter”), on said date and subject to paragraph 3.2.2, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; but, in such case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as hereinafter defined.  Except for Tenant’s acts or omissions and subject to “Force Majeure” (as that term is defined in paragraph 52 below), Tenant shall have the right to cancel this Lease in the event Landlord has not delivered the Premises to Tenant within ninety (90) days after the Target Commencement Date, as such date may be modified by the provisions of the “Work Letter” set forth in Exhibit “D” hereto, which right is exercisable by Tenant by delivering written notice to Landlord within five (5) business days following expiration of said ninety (90) day period.  Tenant acknowledges and agrees that Landlord has established a reasonable target date for occupancy based upon schedule for planning, construction and/or substantial completion of Tenant’s interior improvements (“Target Commencement Date”).  The current Target Commencement Date is as specified in paragraph 1.13 of the Basic Lease Provisions.

3.2.1                     Possession Tendered - Defined.  Provided that Tenant shall not have cancelled this Lease as provided in paragraph 3.2, possession of the Premises shall be deemed tendered to Tenant (“Tender of Possession”) when (i) the improvements to be provided by Landlord under this Lease and the Work Letter are substantially completed in accordance with the Work Letter, except for only minor punch list items, (ii) the Building utilities are ready for use in the Premises,  (iii) Tenant has reasonable access to the Premises, and (iv) if required, a Certificate of Occupancy (or its legal equivalent) has been issued by the City of San Diego.  Notwithstanding the foregoing, if Tenant is leasing the Premises in its “as-is” condition, then the Tender of Possession shall be deemed to occur on the Target Commencement Date.

3.2.2                     Delays Caused by Tenant.  There shall be no abatement of rent, to the extent of any delays caused by acts or omissions of Tenant, its agents, employees and contractors.

3.3                               Early Possession.  If Tenant occupies the Premises prior to said Target Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the Expiration Date, and Tenant shall pay prorated rent for such occupancy based on the actual number of days in the applicable month.

3.4                               Uncertain Commencement.  Upon the determination of the actual Commencement Date, Tenant and Landlord shall, upon request by Landlord, execute an Acceptance of Office Space in substantially the form of Exhibit “E” attached hereto establishing the Commencement Date and Expiration Date pursuant to paragraph 3.1 above.

4.                                      Rent.

4.1                               Base Rent.  Except as may be otherwise specifically and expressly provided in this Lease, Tenant shall pay to Landlord the Base Rent for the Premises set forth in paragraph 1.6 of the Basic Lease Provisions, without offset or deduction.  Tenant shall pay Landlord upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease Provisions.  If the Commencement Date occurs on a day other than the first day of a calendar month, Base Rent and additional rent (as described in paragraphs 4.2 through 4.6, inclusive) shall be paid as if for a full month and Base Rent and additional rent for the second month shall be prorated on a daily basis based upon the actual number of days of the calendar month involved.  Rent shall be payable in lawful money of the United States to the Payee specified in paragraph 1.14 of the Basic Lease Provisions and at the address specified in paragraph 1.15 of the Basic Lease Provisions or to such other persons or at such other places as Landlord may designate in writing.  The monthly Base Rent shall be as follows:

Months	Monthly Base Rent
1	$0.00
2–13	$11,236.26
14–25	$11,598.72
26–37	$11,909.40
38–49	$12,271.86
50–61	$12,634.32

Landlord and Tenant agree that no portion of the base rent paid by Tenant after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such abatement period, nor is such rent intended by the parties to be allocable to any abatement period.

In the event that Tenant is in default of this Lease and this Lease is terminated, Tenant shall be responsible for the reimbursement of the entire rent abatement in the amount of Eleven Thousand Two Hundred Thirty Six and 26/100 Dollars ($11,236.26).  Said sum shall become immediately due and payable to Landlord by Tenant at the time this Lease is terminated due to a default by the Tenant.

4.2                               Definitions.  The following definitions shall apply to this Article 4:

4.2.1                        “Expense Base Year” shall be as specified in paragraph 1.11 of the Basic Lease Provisions.

4.2.2                        “Tax Base Year” shall be as specified in paragraph 1.12 of the Basic Lease Provisions.

4.2.3                        “Expense Comparison Year” shall mean each successive calendar year after the Expense Base Year during the Lease Term.

4.2.4                        “Tax Comparison Year” shall mean each successive calendar year after the Tax Base Year during the Lease Term.

4.2.5                        “Tenant’s Expense Share” shall mean the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate rentable square footage of the Premises by the total approximate rentable square footage contained in the Project.  It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Project, including a reduction in the total square footage of the Project due to the sale or other transfer of any portion of the Project to another party.  It is further agreed that Tenant shall in no event be entitled to a credit to or adjustment of Tenant’s Expense Share payable hereunder, even if the ratio of Operating Expenses actually paid by Tenant compared to total Operating Expenses actually paid by other tenants of the Project exceeds Tenant’s Expense Share (as it might, by way of example only and not limitation, if some leases of the Project are made on a “full gross” basis, in which case the tenants under such leases would not directly pay any portion of the Operating Expenses or any increase therein).

4.2.6                        “Tenant’s Tax Share” shall mean the percentage specified in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate rentable square footage of the Premises by the total approximate rentable square footage contained in the Project.  It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Project.  It is agreed that Tenant shall in no event be entitled to a credit to or adjustment of Tenant’s Tax Share payable hereunder, even if the ratio of Applicable Taxes actually paid by Tenant compared to total applicable Taxes actually paid by other tenants of the Project exceeds Tenant’s Tax Share.

4.2.7                        “Operating Expenses” is defined, for purposes of this Lease, to include any and all costs and expenses incurred or paid by Landlord for:

4.2.7.1               The operation, management, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Project, including, but not limited to, the following:

4.2.7.1.1  The Common Areas, including, but not limited to, their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping bumpers, irrigation systems, Common Area lighting facilities, building exteriors (including exterior glass) and roofs, fences and gates;

4.2.7.1.2  All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, tenants or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

4.2.7.2               Trash disposal and any security services (with respect to security services, see paragraph 38.1);

4.2.7.3               Any other service to be provided by Landlord that is elsewhere in this Lease stated to be an “Operating Expense”;

4.2.7.4               The cost of, including the premiums for, insurance policies to be maintained by Landlord;

4.2.7.5               The cost of water, sewer, gas, electricity, and other services to the Project;

4.2.7.6               Subject to paragraph (o) below, labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in managing, operating, maintaining and/or cleaning the Project and accounting and a management fee attributable to the operation of the Project;

4.2.7.7               Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby, including without limitation, for seismic safety or compliance with the Americans with Disabilities Act, such costs to be amortized over its useful life according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Landlord’s accountants);

4.2.7.8               Structural maintenance, replacements of equipment or improvements, as amortized over such equipment or improvement’s useful life for depreciation purposes according to federal income tax guidelines;

For purposes of this Lease, Operating Expenses shall not include taxes covered under paragraph 4.2.8 below, interest expense (except as provided in paragraph 4.2.7.7 above), leasing commissions, depreciation on the improvements contained in the Building (except as provided in paragraph 4.2.7.7 above), or any costs which are paid by any tenant directly to third parties or as to which Landlord is otherwise reimbursed by any other tenant, third party or by insurance proceeds.  Notwithstanding the foregoing, Operating Expenses shall not include:

(a)                                  Costs incurred by Landlord due to the violation by Landlord or any other tenant of the terms of any other lease;

(b)                                 Costs for sculpture, paintings or other objects of art;

(c)                                  Any entertainment, dining or travel expenses for any purpose;

(d)                                 If the Expense Base Year does not include a premium for earthquake or terrorism insurance, and if Landlord thereafter obtains such insurance, the initial premium shall be added to the Expense Base Year amount of Operating Expenses and thereafter only increases in the premium over the initial premium shall be passed through to Tenant as an Operating Expense;

(e)                                  Costs arising from the presence of hazardous materials or substances in, about or below the Project or the land, including without limitations, hazardous substances in the groundwater or soil;

(f)                                    Depreciation, interest and principal payments on mortgages, late charges, penalties, liquidated damages, interest, and other finance charges and debt costs;

(g)                                 Leasing commissions, marketing costs, legal fees, space planners’ fees, advertising and promotional expenses;

(h)                                 Bad debt loss or rent loss;

(i)                                     Reserves of any kind;

(j)                                     Tax penalties;

(k)                                  Costs associated with the operation of the business of the limited liability company or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(l)                                     Landlord’s general corporate overhead and general and administrative expenses;

(m)                               Costs directly resulting from the gross negligence, willful misconduct or breach of law or ordinance by Landlord, its employees, agents, contractors or employees;

(n)                                 Costs for which Landlord receives or will receive reimbursement (from insurance, warranties, other tenants, or other third parties);

(o)                                 Salaries, wages or other compensation paid to employees of Landlord at or above the grade of senior property manager, to employees of Landlord who are not assigned full-time to the operation, management, maintenance or repair of the building (provided that operating costs may include Landlord’s reasonable allocation of salaries, wages or other compensation paid to employees who are assigned part-time to the operation, management, maintenance or repair of the building);

(p)                                 Rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the buildings comparable to and in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(q)                                 Charitable or political contributions;

(r)                                    Legal fees and other expenses incurred by Landlord or agents in connection with negotiations or disputes with tenants or prospective tenants (other than with Tenant’s sublessee or assignees) for the Project;

(s)                                  Costs associated with improvements or alterations to tenant spaces; and

(t)                                    Costs of providing any service directly to any single tenant, or costs incurred for the benefit of a single tenant.

4.2.8                        “Applicable Taxes” shall mean all taxes, assessments and charges levied on or with respect to the Building, the Project, or any personal property of Landlord used in the operation thereof and payable by Landlord.  Applicable Taxes shall include, without limitation, all general real property taxes and general and special assessments, fees, assessments or charges for transit, police, fire, housing, other governmental services, or purported benefits of the Building, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied on or assessed against Landlord by, or payable by Landlord as a result of, the requirements of the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other taxes.  Applicable Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any other tax which would otherwise constitute an Applicable Tax.  Applicable Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Applicable Taxes.  Tax refunds shall be credited against Applicable Taxes and refunded to Tenant regardless of when received, based on the Tax Comparison Year to which the refund is applicable.

4.3                               Payment of Increases.

4.3.1                        If, with respect to any Expense Comparison Year, the Operating Expenses shall be greater than the Operating Expenses for the Expense Base Year, Tenant shall pay to Landlord as additional rent Tenant’s Expense Share of any such increase in Operating Expenses, in the manner provided herein.  In the event the Operating Expenses for any Expense Comparison Year are less than the Operating Expenses for the Expense Base Year, Tenant shall not be entitled to any credit or reduction in the Base Rent.  Furthermore, in no event shall Tenant be entitled to any credit or offset against any increase which may be due pursuant to paragraph 4.3.2 hereinbelow as a result of any such decrease in Operating Expenses.

4.3.2                        If, with respect to any Tax Comparison Year, the Applicable Taxes shall be greater than the Applicable Taxes for the Tax Base Year, Tenant shall pay to Landlord as additional rent Tenant’s Tax Share of any such increase in Applicable Taxes, in the manner provided herein.  In the event the Applicable Taxes for any Tax Comparison Year are less than the Applicable Taxes for the Tax Base Year, Tenant shall not be entitled to any credit or reduction in the Base Rent.  Furthermore, in no event shall Tenant be entitled to any credit or offset against any increase which may be due pursuant to paragraphs 4.3.1 hereinabove as a result of any such decrease in Applicable Taxes.

4.4                               Time for Payment.  The payments contemplated under paragraph 4.3 shall be made as follows:

4.4.1                        During each month of each Expense Comparison Year and Tax Comparison Year, Tenant shall pay to Landlord, with each installment of Base Rent, one-twelfth (1/12th) of the amounts as are estimated by Landlord to be payable pursuant to paragraph 4.3 with respect to each Tax Comparison Year and Expense Comparison Year; provided, however, that Landlord may, at any time and from time to time, by written notice to Tenant, revise its estimates for such year and subsequent payments shall be based upon such revised estimate.

4.4.2                        Within one hundred twenty (120) days, after the end of each Tax and/or Expense Comparison Year, Landlord shall deliver to Tenant a statement setting forth on a line-by-line basis in reasonable detail, the actual Operating Expenses and Applicable Taxes for the respective Comparison Year, a comparison with the Operating Expenses and Applicable Taxes for the Base Year and a comparison of any amounts payable under paragraph 4.3 with the estimated payments made by Tenant.  If the amounts payable under paragraph 4.3 are less than the estimated payments made by Tenant with respect to such Comparison Year, the statement shall be accompanied by a refund of the excess by Landlord, or, at Landlord’s election, a notice that Landlord shall credit the excess to the next succeeding monthly installment(s) of the Base Rent; provided, however, that in no event shall Tenant be entitled to interest on any such overpayment.  If the amounts payable under paragraph 4.3 are more than the estimated payments made by Tenant with respect to such Comparison Year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.  Statements provided by Landlord shall be final and binding upon Tenant unless, in accordance with paragraph 4.6, Tenant contests the same within thirty (30) days after the date of delivery to Tenant.  Tenant shall not be responsible for any Operating Expenses or Applicable Taxes which are first billed to Tenant more than two (2) years after the expiration of the Expense Comparison Year or Tax Comparison Year.

4.5                               Partial Year.  If this Lease expires or terminates on a date other than the last day of a Comparison Year, Tenant’s Tax Share and Tenant’s Expense Share for such Comparison Year shall be prorated according to the ratio that the number of days during said Comparison Year that the Lease was in effect bears to 365.

4.6                               Tenant’s Right to Audit.  If, within thirty (30) days following Tenant’s receipt of Landlord’s annual statement of actual Operating Expenses and Applicable Taxes pursuant to paragraph 4.4, Tenant notifies Landlord that Tenant desires to audit Landlord’s statement, Landlord shall cooperate with Tenant to permit such audit during normal business hours, at Landlord’s office where the business records are normally kept.  The audit shall be performed by an independent certified public accountant; the accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of additional rent that the accountant is able to save Tenant by the audit.  The cost of such audit shall be the sole responsibility and liability of Tenant.  Tenant shall deliver to Landlord, any report, statement or other documents indicating the outcome of such an audit within five (5) days of Tenant’s receipt thereof.  In the event that such an audit discloses that Tenant has underpaid its proportionate share of such Operating Expenses or Applicable Taxes for the relevant period, Tenant shall pay the deficiency to Landlord within thirty (30) days of Tenant’s receipt of the audit results.  In the event that such an audit discloses that Tenant has overpaid its proportionate share of such Operating Expenses or Applicable Taxes for the relevant period, and Landlord fails to contest the same, within thirty (30) days after the date of delivery of the (results of the) audit to Landlord, Landlord shall credit such excess to the next succeeding monthly installment of the Base Rent due from Tenant, but in no event shall Tenant be entitled to receive interest on the amount of any such overpayment.  If it is determined that Operating Expenses or Applicable Taxes were overstated by more than five percent (5%), Landlord shall pay the cost of Tenant’s audit.  In the event Landlord disputes the results of the audit conducted for Tenant, the Landlord shall, at Tenant’s expense, have its independent certified public accountant provide a certified statement; the certified statement shall be final and conclusive absent manifest error.

4.7                               Vacancy Adjustment.  Notwithstanding anything to the contrary in the Lease, if during the Expense Base Year or any Expense Comparison Year the Building is less than 95% occupied, for the purposes of computing Tenant’s Expense Share for said year, those Operating Expenses which vary based upon occupancy levels shall be adjusted as though the Building were 95% occupied; provided, however, in no event shall the aggregate amount collected by Landlord from all tenants in the Building exceed the actual Operating Expenses for said year.

5.                                      Security Deposit.  Tenant shall deposit with Landlord upon execution hereof the Security Deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Tenant’s faithful performance of Tenant’s obligations hereunder.  If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount then required of Tenant plus an administrative fee of One Hundred Dollars ($100). Landlord shall not be required to keep said security deposit separate from its general accounts.  If Tenant performs all of the Tenant’s obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit, and under no circumstances shall Landlord be required to keep the Security Deposit separate from its other funds or in an interest-bearing account, nor shall Tenant be entitled to any interest on such amounts regardless of whether or not the Security Deposit is deposited in an interest-bearing account.  Should Landlord sell or transfer, voluntarily or otherwise, its interest in the Premises during the term hereof and if Landlord deposits with the purchaser or transferee thereof the then unappropriated funds deposited by Tenant as aforesaid, Landlord shall thereupon be discharged from any further liability with respect to such Security Deposit.

6.                                      Permitted Use.

6.1                               Permitted Use.

6.1.1                        The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions and for no other purpose.  Tenant shall control Tenant’s employee’s, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) in such a manner that Tenant, and Tenant’s Parties cumulatively do notuse more than Tenant’s pro rata share of parking at the Project.

6.2                               Compliance with Law.

6.2.1                        Except as is otherwise specifically provided in this Lease ( including in the Work Letter), Landlord makes no representation or warranty to Tenant regarding the condition of the Premises or with respect to whether or not the Premises, or the use for which Tenant will occupy the Premises, will violate any covenants or restrictions of record, or any applicable building code, regulation, law or ordinance in effect on the Lease Commencement Date or at any other time.

6.2.2                        Subject to paragraph 6.2.1, Tenant shall, at Tenant’s expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants, conditions and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises.  Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project.

6.3                               Condition of Premises.

6.3.1                        Landlord shall deliver the Premises to Tenant on the Lease Commencement Date (unless Tenant is already in possession), but makes no representation or warranty regarding the condition of the Premises except as otherwise provided in this Lease.

6.3.2                        Except as is otherwise specifically provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.  Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor Landlord’s agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Project for the conduct of Tenant’s business.

7.                                      Maintenance, Repairs, Alterations and Common Area Services.

7.1                               Landlord’s Obligations.  Landlord shall keep the roof, foundations, bearing walls (excluding surface maintenance such as painting) building systems (including with limitation mechanical, electrical, telephone closets, life safety, common area plumbing [not within the Premises], sprinkler systems and HVAC systems and common areas, in good condition and repair; and subject to paragraph 4.2.7, the cost thereof shall be included in Operating Expenses unless the cause for such maintenance or repairs are caused in whole or in part by any act, fault or omission by Tenant or its agents, servants, employees, invitees or caused by breaking and entering, in which case Tenant shall pay the actual cost of such maintenance or repairs concurrently with the next payment of Base Rent plus an administrative fee of ten percent (10%) of such actual costs.  Except as provided in paragraph 8.7, 9.5 and 11.5, there shall be no abatement of rent or liability to Landlord on account of any injury or interference with Tenant’s business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof, or on account of any interruption of services or of access to the Premises, Building or Project.  Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair, including without limitation California Civil Code Sections 1941-1942.  Landlord shall maintain the Building and the Project in good condition and repair consistent with other buildings of similar age, type and quality in the San Diego area.  As soon as reasonably possible after receipt of notice, Landlord shall make all repairs, replacements, alterations or improvements needed to comply with applicable laws, codes, statutes, ordinances, rules, regulations, orders, covenants, conditions and restrictions of record, and requirements of any fire insurance underwriters or ratings bureaus, etc. relating to the Building and the Common Areas (including, without limitation the Americans with Disabilities Act), provided that compliance with such laws is not the specific responsibility of Tenant under this Lease, or if the compliance work is triggered by Tenant’s occupancy, use, or alteration or addition.

7.2                               Tenant’s Obligations.

7.2.1                        Notwithstanding Landlord’s obligation to deliver the Premises in good condition and repair, Tenant shall be responsible for payment of the cost thereof to Landlord as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Tenant or the Premises.  Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards.  Landlord may, at its option, upon reasonable notice, elect to have Tenant perform any particular such maintenance or repairs the cost of which is otherwise Tenant’s responsibility hereunder.

7.2.2                        Tenant hereby covenants and agrees that Tenant shall not commit, nor shall Tenant permit, waste on the Premises, or at any location within the Project.  On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of Tenant’s personal property and of any debris.  Any damage or deterioration of the Premises shall not be deemed to be ordinary wear and tear to the extent that such damage or deterioration is the result of waste committed on the Premises during the Term hereof or the result of negligence, neglect, misuse or willful misconduct on the part of Tenant, its agents, servants, employees, licensees or invitees.  Tenant shall repair any damage to the Premises, the Building and the Project occasioned by (a) waste committed on the Premises during the Term hereof, (b) negligence, neglect, misuse or willful misconduct by Tenant, its agents, servants, employees, licensees or invitees, or (c) the installation or removal of Tenant’s trade fixtures, alterations, furnishings and equipment.  Except as otherwise stated in this Lease, Tenant shall leave the power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, carpets, wall paneling, ceilings and plumbing on the Premises in good and clean operating condition.

7.3                               Alterations and Additions.

7.3.1                        Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, make any alterations, improvements additions, Utility Installations or repairs in, on or about the Premises, or the Project.  As used in this paragraph 7.3 the term “Utility Installation” shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment.  At the expiration of the term, Landlord may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises, the Building and the Project to their prior condition, at Tenant’s sole cost and expense.  Should Landlord permit Tenant to make its own alterations, improvements, additions or Utility Installations, Tenant shall use only such contractor(s) as has (have) been expressly approved by Landlord, and Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work.  Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may (in addition to the other rights and remedies provided herein or by law or equity), at any time during the Term of this Lease, require that Tenant remove any part or all of the same at Tenant’s sole cost and expense.  Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent but upon five (5) business days prior notice to Landlord, to make cosmetic, non-structural additions and alterations to the Premises that do not involve the expenditure of more than $10,000 in the aggregate in any calendar year.

7.3.2                        Any alterations, improvements, additions or Utility Installations in or about the Premises or the Project that Tenant shall desire to make shall be presented to Landlord in written form, with proposed detailed plans.  Tenant agrees to reimburse Landlord upon written demand to Tenant for all reasonable costs and expenses (including, without limitation, any architect’s and or engineers’ fees) incurred by Landlord in approving or disapproval of Tenant’s plans for such alteration, improvement, addition or Utility Installation.  If Landlord shall give its consent to Tenant’s making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Tenant acquiring a permit or permits to do so from the applicable governmental agency or agencies, furnishing a copy or copies thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.

7.3.3                        Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, the Building or the Project, or any interest therein.

7.3.4                        Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in, on or about the Premises or the Building as provided by law. Tenant shall at all times keep the Premises, the Building and the Project free and clear of liens attributable in any way to a work of improvement commissioned by Tenant, or to the acts or omissions of Tenant, any of Tenant’s employees, agents, or contractors, or any of their employees, agents or sub-contractors.  If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, the Building or the Project, upon the condition that Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount not less than one hundred fifty percent (150%) of the amount of such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Premises, the Building and the Project, as well as Landlord, free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action if Landlord shall decide it is to Landlord’s best interest so to do.

7.3.5                        All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made to the Premises by Tenant, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord requires their removal pursuant to paragraph 7.3.1.  Provided Tenant is not in default, notwithstanding the provisions of this paragraph 7.3.5, Tenant’s personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 7.2.

7.3.6                        Tenant shall provide Landlord with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

7.4                               Utility Additions.  Landlord reserves the right, but shall not be obligated, to install new or additional utility facilities throughout the Project for the benefit of Landlord or Tenant, or any other tenant, occupant or user of the Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant’s use of the Premises.

8.                                      Insurance; Indemnity.

8.1                               Liability Insurance-Tenant.  Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease a policy of broad form commercial general liability insurance on an occurrence basis, in an amount of not less than $2,000,000 per occurrence of bodily injury and property damage combined or in such greater amount as reasonably determined by Landlord and shall insure Tenant, together with Landlord and Landlord’s manager as additional insureds, against liability arising out of the use, occupancy or maintenance of the Premises.  Compliance with the above requirement shall not, however, limit the liability of Tenant hereunder.

8.2                               Liability Insurance-Landlord.  Although Landlord shall not be required to maintain any liability insurance, any premiums for liability insurance maintained by Landlord relating to the Premises, the Building or the Project shall be Operating Expenses hereunder.

8.3                               Property Insurance-Tenant.  Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease for the benefit of Tenant, replacement cost all-risks insurance, including without limitation fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement costs, as the same may exist from time to time, of all of Tenant’s personal property, fixtures, equipment and tenant improvements.

8.4                               Property Insurance-Landlord.  Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Project improvements, but not Tenant’s personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof (as reasonably determined by Landlord), as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable or may be required by a lender having a lien on the Project.  In addition, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental value (or rental loss or rental interruption) insurance covering a period of one year, with loss payable to Landlord, which insurance shall also cover all Operating Expenses for said period.  Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom.  The policies set forth in paragraphs 8.2 and 8.4 shall contain such deductibles as Landlord or the aforesaid lender may determine.  Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord.  Tenant shall pay the entirety of any increase in the property insurance premium for the Project over what it was immediately prior to the commencement of the Term of this Lease if the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.

8.5                               Insurance Policies.

8.5.1                        Tenant shall obtain and maintain in effect throughout the Term of this Lease, a policy of workers compensation insurance in accordance with applicable California law, which policy shall cover all employees of Tenant working on or about the Premises.  Prior to taking possession of the Premises, Tenant shall provide to Landlord a certificate of insurance evidencing the insurance policy as required under this paragraph 8.

8.5.2                        Each policy required to be obtained by Tenant hereunder shall (a) be issued by insurers authorized to do business in the state of California and rated not less than financial class X, and not less than policyholder rating A, in the most recent version of Best’s Key Rating Guide, or the equivalent rating in any other comparable guide selected by Landlord (provided that, in any event, the same insurance company shall provide the coverages described in paragraphs 8.1 and 8.3 above), (b) be in form reasonably satisfactory from time to time to Landlord, (c) name Tenant as named insured thereunder and shall name Landlord, Landlord’s manager, and, at Landlord’s request, Landlord’s mortgagees and ground lessors of which Tenant has been informed in writing, as additional insureds, (d) not have a deductible amount exceeding Twenty Five Thousand Dollars ($25,000.00), (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord, Landlord’s manager and Landlord’s mortgagees and ground lessors shall be primary, and any insurance carried by Landlord, Landlord’s manager or Landlord’s mortgagees and ground lessors shall be excess and non-contributing, (f) except for worker’s compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in paragraph 8.6 below, and (g) contain an undertaking by the insurer to notify Landlord and Landlord’s manager (as well as the mortgagees and ground lessors of Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof.  Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in any event prior to the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this paragraph 8.  Tenant shall cause certificates of replacement policies to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies.  If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided herein, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense, and Tenant shall promptly reimburse Landlord for the costs and expenses incurred in so procuring such policies or certificates within 10 days of Tenant’s receipt of demand therefor.  Any such sums not paid by Tenant on or before the above referenced date shall bear interest at the maximum legal rate (as specified in paragraph 19) until paid in full.  Tenant may fulfill its insurance obligations under this paragraph 8.5 through a blanket insurance policy covering other locations of Tenant or its affiliates.

8.6                               Waiver of Subrogation.  Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent (but only to the extent) that the loss or damage is insured under the insurance policy.  All property insurance policies required of Tenant under this Lease shall be endorsed to so provide.

8.7                               Indemnity.  Unless due to the gross negligence or willful misconduct of Landlord, Tenant shall indemnify and hold harmless Landlord and its agents, shareholders, directors, employees, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Tenant’s use of the Project, or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, damages, costs and expenses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant’s agents, contractors, employees or invitees and from and against all reasonable costs, attorneys’ fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense.  Landlord need not have first paid any such claim in order to be so indemnified.  Tenant’s obligations, liabilities and duties under this paragraph 8.7 shall survive the expiration or earlier termination of this Lease.  Because Landlord is required to maintain insurance on the Building and Tenant compensates Landlord for such insurance as part of Tenant’s Share of Operating Expenses and because of the waivers of subrogation in section 8.6, Landlord shall, with counsel reasonably acceptable to Tenant, indemnify, defend, and hold harmless Tenant from and against all claims for damage to property outside the Premises to the extent that such claims are covered by such insurance (or would have been covered had Landlord carried the insurance required under this Lease), even if resulting from the negligent acts, omissions, or willful misconduct of Tenant.  In addition, Landlord shall, with counsel reasonably acceptable to Tenant, indemnify, defend, and hold harmless Tenant from and against all claims resulting from the gross negligence or willful misconduct of Landlord in connection with Landlord’s activities in, on, or about the Project, except to the extent that such claim is for damage to the tenant improvements and Tenant’s personal property, fixtures, furniture, and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease).

8.8                               Exemption of Landlord from Liability.  Tenant, as a material part of the consideration to Landlord for the granting of this Lease, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Project arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord and agrees that any claims for such damages or injuries shall be made against the policies of insurance required to be carried by Tenant pursuant to paragraphs 8.1 and 8.3 hereinabove and any deductible amounts therein shall be deemed to be Tenant’s “self insurance”. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Project.

8.9                               No Representation of Adequate Coverage.  Landlord makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Tenant’s property or obligations under this Lease.

9.                                      Damage or Destruction.

9.1                               Definitions.

9.1.1                        “Premises Damage” shall mean if the Premises are damaged or destroyed to any extent.

9.1.2                        “Building Partial Damage” shall mean if the Building is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

9.1.3                        “Building Total Destruction” shall mean if the Building is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

9.1.4                        “Insured Loss” shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8.  The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

9.1.5                        “Replacement Cost” shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by tenants, other than those installed by Landlord at Tenant’s expense.

9.2                               Premises Damage; Premises Building Partial Damage.

9.2.1                        Insured Loss:  Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Building Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent insurance proceeds are available and the required materials and labor are readily available through usual commercial channels, at Landlord’s expense, repair such damage (but not Tenant’s fixtures, equipment, personal property or tenant improvements, all of which Tenant shall restore at Tenant’s expense) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

9.2.2                        Uninsured Loss:  Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant’s expense), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord’s option either (i) repair such damage as soon as reasonably possible at Landlord’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

9.3                               Building Total Destruction.  Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the Term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classification of Building Total Destruction, then Landlord may at Landlord’s option either (i) repair such damage or destruction as soon as reasonably possible at Landlord’s expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant’s fixtures, equipment, personal property or tenant improvements (all of which Tenant shall restore at Tenant’s expense), and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord’s intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date specified by Landlord in such notice.  Tenant shall have the right to terminate this Lease by giving written notice to Landlord within 5 business days of receipt of Landlord’s notice, if, in Landlord’s reasonable judgment, the repairs will require an interruption of Tenant’s use of the Premises for more than one hundred eighty (180) days after Landlord’s notice, and the Lease shall terminate as of the date of Landlord’s notice.

9.4                               Damage Near End of Term.

9.4.1                        Subject to paragraph 9.4.2, if at any time during the last twelve (12) months of the Term of this Lease there is substantial damage to the Premises, Landlord or Tenant may at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within 30 days after the date of occurrence of such damage.

9.4.2                        Notwithstanding paragraph 9.4.1, in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the Term of this Lease.  If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord’s expense, to the extent insurance proceeds are available, and the required materials and labor are readily available, repair such damage, but not Tenant’s fixtures, equipment, personal property or tenant improvements (all of which Tenant shall restore at Tenant’s expense), as soon as reasonably possible and this Lease shall continue in full force and effect.  If Tenant fails to exercise such option during said twenty (20) day period, then Landlord may at Landlord’s option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord’s election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

9.5                               Abatement of Rent; Tenant’s Remedies.

9.5.1                        If, in the event of Premises Damages, Landlord repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Tenant’s Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (i) the damage was not the result of the negligence of Tenant, and (ii) such abatement shall only be to the extent (i.e., shall be based upon the proportion that the rentable square feet of the Premises which is unuseable because of such damage bears to the total rentable square feet of the Premises) and only for the period of time that the operation of Tenant’s business as operated from the Premises is adversely affected.  Except for said abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

9.5.2                        If Landlord shall be obligated to repair or restore the Premises or the Building under the provisions of this paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Landlord shall not complete the restoration and repair within six (6) months after Landlord commences such repair or restoration, Tenant may at Tenant’s option cancel and terminate this Lease by giving Landlord written notice of Tenant’s election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration.  In such event this Lease shall terminate as of the date of such notice.

9.5.3                        Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

9.6                               Termination-Advance Payments.  Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord.  Landlord shall, in addition, return to Tenant so much of Tenant’s security deposit as has not theretofore been applied by Landlord.

9.7                               Waiver.  Landlord and Tenant waive the provisions of any statute which relates to termination of leases when leased property is destroyed, including without limitation California Civil Code Section 1932, Subsection 2, as well as Section 1933, Subsection 4, and agree that such event shall be governed by the terms of this Lease.

10.                               Real Property Taxes.

10.1                        Payment of Taxes.  Landlord shall pay the real property tax, as defined in paragraph 10.3, applicable to the Project, subject to reimbursement by Tenant of Tenant’s share of such taxes in accordance with the provisions of paragraph 4.2 herein.

10.2                        Additional Improvements.  Tenant shall pay to Landlord, at the time that the next scheduled rental payment comes due, the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Tenant or at Tenant’s request.

10.3                        Definition of “Real Property Tax.”  As used herein, the term “real property tax” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including without limitation any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, as against Landlord’s right to rent or other income therefrom, and as against Landlord’s business of leasing the Project.  The term “real property tax” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of “real property tax,” or (ii) the nature of which was hereinabove included within the definition of “real property tax,” or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable federal, state, local and other statutes for property tax purposes, of the Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

10.4                        Joint Assessment.  If the improvements or property, the taxes for which are to be paid separately by Tenant under paragraph 10.2 or 10.5 are not separately assessed, Tenant’s portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information (which may include the cost of construction) as may be reasonably available.  Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

10.5                        Personal Property Taxes.

10.5.1                  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.

10.5.2                  If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

11.                               Utilities.

11.1                        Services Provided by Landlord.  Subject to paragraph 11.5 and provided that Tenant is not in default hereunder, Landlord shall provide heating, ventilation and air conditioning, electricity for lighting and office machines, water for drinking and lavatory use, janitorial service, and non-attended automatic elevators. Costs incurred by Landlord in providing such services shall be Operating Expenses.  Janitorial service (including trash disposal) shall occur every business day, excluding only Saturdays, Sundays and holidays and shall be provided by a licensed and bonded janitorial service.  Except as otherwise provided in this Lease, Tenant shall have access to the Premises 24 hours per day, 365 days per year.

11.2                        Services Exclusive to Tenant.  Tenant shall pay for all water, gas, heat, light, power, telephone, and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon and for all replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures within the Premises.  If any such services are not separately metered to the Premises, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Building, and in such cases, Landlord’s determination thereof, shall be conclusive.

11.3                        Hours of Service.  Said services and utilities shall be provided during the hours between 7:00 a.m. and 6:00 p.m. on Monday through Friday and 8:00 a.m. and 1:00 p.m. on Saturday or such other days or hours as may hereafter be set forth in the Rules and Regulations or any amendments thereto.  Utilities and services required at other times shall be subject to advance request and reimbursement by Tenant to Landlord of the cost of forty Dollars ($40.00) per hour, subject to change from time to time.

11.4                        Excess Usage by Tenant.  Tenant shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Project.  Landlord shall require Tenant to reimburse Landlord for any excess expenses or costs that may arise out of a breach of this subparagraph by Tenant.

11.5                        Interruptions.  There shall be no abatement of rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service, regardless of whether or not the cause thereof was within Landlord’s control.  Notwithstanding the foregoing, in the event Tenant is prevented from using, and does not use, the Premises or any portion thereof, for four (4) consecutive business days or ten (10) days in any 12-month period (the “Eligibility Period”) as a result of any repair, maintenance or alteration performed by Landlord, any failure by Landlord to make repairs which are Landlord’s responsibility, any failure by Landlord to provide the services to the Premises described in this Paragraph 11 or elsewhere under this Lease, or any exercise by Landlord of its rights under Paragraph 31 of this Lease, then Tenant’s rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using bears to the total rentable area of the Premises.

11.6                        Separate Metering.  Nothing contained in this paragraph 11 shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises.  In the event utilities are separately metered, Tenant shall pay promptly upon demand for all utilities consumed at utility rates charged by the local public utility plus any additional expense incurred by Landlord in keeping account of the utilities so consumed.  Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost.

12.                               Assignment and Subletting.

12.1                        Landlord’s Consent Required.  Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises, without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, delay, or condition any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and, at Landlord’s election, shall constitute a material, non-curable default and breach of this Lease without the need for notice to Tenant under paragraph 13.1.  “Transfer” within the meaning of this paragraph 12 shall include the transfer or transfers aggregating (a), if Tenant is a corporation, more than twenty-five percent (25%) of the voting stock of such corporation or more than twenty-five (25%) of the voting stock of Tenant’s parent, (b) if Tenant is a partnership, more than twenty-five percent (25%) of the profit and loss participation in such partnership, or (c), if Tenant is a limited liability company, more than 25% of the membership interests in such limited liability company.  A transfer does not include: (a) a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, (b) an assignment to a transferee of all or substantially all of the assets of Tenant, and (c) an assignment or subletting of all or a portion of the Premises to a Tenant Affiliate (so long as such transaction is not entered into as a subterfuge to avoid the restrictions of the Lease).  “Tenant Affiliate” means (A) Pacific Crest Capital, Inc., and (B) any other entity which is controlled by, controls, or is under common control with Tenant.

12.2                        Terms and Conditions Applicable to Assignment and Subletting.

12.2.1                  Regardless of Landlord’s consent, no assignment or subletting shall release Tenant of Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder including Tenant’s Expense Share and Tenant’s Tax Share, and to perform all other obligations to be performed by Tenant hereunder.

12.2.2                  Landlord may accept rent from any person other than Tenant pending approval or disapproval of such assignment or subletting without being deemed to have consented thereto.

12.2.3                  Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or any other term or provision of this Lease.

12.2.4                  If Tenant’s obligations under this Lease have been guaranteed by a third party or third parties, then an assignment or sublease, and Landlord’s consent thereto, shall not be effective unless said guarantors give their written consent to such assignment or sublease and the terms thereof.

12.2.5                  The consent by Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the subtenant or assignee, as the case may be.  However, Landlord may consent to subsequent sublettings and assignments or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Tenant or subtenant under this Lease or such sublease.

12.2.6                  In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including the subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

12.2.7                  Landlord’s written consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default.

12.2.8                  The discovery of the fact that any financial statement or other information provided by Tenant and intended to be relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s said consent null and void.

12.2.9                  Any disapproval by Landlord of any proposed assignee or subtenant based on the fact that such party is an existing tenant of the Project (“Existing Tenant”) shall be deemed to be reasonable.  With respect to any such proposed assignment or sublease to an Existing Tenant, Landlord shall have the right, at its election, to recapture the Premises or a portion thereof as applicable for the purpose of directly marketing the Premises or a portion thereof to any third party, including the Existing Tenant, selected by Landlord, for the length of time, in the case of a sublease, offered by Tenant.  Such recapture shall be effective as of the date specified by Tenant in its request for consent of Landlord as the proposed commencement date for the assignment or sublease or, if no date is so specified, on the date selected by Landlord.  In the event of such recapture by Landlord, this Lease shall be amended to document the elimination of the applicable portion of the Premises for the applicable period.  Any necessary documents in connection with such recapture shall be prepared by Landlord.

12.3                        Additional Terms and Conditions Applicable to Subletting.  Regardless of Landlord’s consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

12.3.1                  Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same (or the balance thereof after application of the provisions of paragraph 12.3.6 hereinbelow) toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease, Tenant may, subject to the provisions of paragraph 12.3.6 hereinbelow, receive, collect and enjoy the rents accruing under such sublease.  Landlord shall not, by reason of this sublease or any assignment of such sublease to Landlord nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease.  Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due and to become due under the sublease.  Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.  Tenant shall have no right or claim against said subtenant or Landlord for any such rents so paid by said subtenant to Landlord.

12.3.2                  No sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord.  Any subtenant shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant.

12.3.3                  In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

12.3.4                  No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

12.3.5                  The subtenant shall have the right to cure a default of Tenant within the time period specified in said notice of default and the subtenant shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the subtenant.

12.3.6                  Notwithstanding anything to the contrary in the foregoing, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of an assignment or subletting which exceeds, on a square foot basis, in the aggregate, (i) the total rent which Tenant is obligated to pay to Landlord under the Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable and customary brokerage commissions (not to exceed five percent (5%) of base rent payable under the assignment or sublease) actually paid by Tenant in connection with such assignment or subletting, reasonable tenant improvements costs, advertising costs, and reasonable attorneys fees, shall be paid to Landlord within ten (10) days after receipt thereof as additional rent hereunder, without altering or reducing any other obligations of Tenant hereunder.

12.4                        Landlord’s Expenses.  In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay, within ten (10) days of Tenant’s receipt of demand therefor, (i) an administrative fee not to exceed Five Hundred Dollars ($500.00) representing Landlord’s cost of reviewing Tenant’s request and the information pertaining thereto and (ii) Landlord’s reasonable costs and expenses incurred in connection therewith, including without limitation attorneys’, architects’, engineers’ and other consultants’ fees.

12.5                        Conditions to Consent.  Landlord reserves the right to condition any approval to assign or sublet upon Landlord’s determination that (a) the proposed assignee or subtenant shall conduct a business on the Premises of a quality substantially equal to that of Tenant and consistent with the general character of the other occupants of the Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed assignee or subtenant be at least as financially responsible and have a similar net worth as Tenant was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

13.                              Default; Remedies.

13.1                        Default.  The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:

13.1.1                  [Intentionally Deleted]

13.1.2                  The breach by Tenant of any of the covenants, conditions or provisions of paragraphs 7.3 (alterations and additions), 12 (assignment or subletting), 13.1.5 (insolvency), 13.1.6 (false statement), 16.1 (estoppel certificate), 29.3 (subordination), 32 (auctions), or 39.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Landlord to Tenant thereof.  Nothing herein shall preclude Landlord from waiving, in writing, any such default.

13.1.3                  The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant.  In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this paragraph.  Following each second consecutive late payment of any installment of rent or additional rent, Landlord shall have the option (i) to require that, beginning with the first payment of rent next due, rent shall no longer be paid in monthly installments but shall be payable quarterly three (3) months in advance and/or (ii) to require that the Tenant increase the amount, if any, of the Security Deposit required under paragraph 1.9 and paragraph 5 above by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord, and may be applied by Landlord, in the manner provided in paragraph 5.

13.1.4                  The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in paragraphs 13.1, 13.2 and 13.3 above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion, so long as such completion occurs within ninety (90) days after the previously referenced written notice from Landlord.  To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable Unlawful Detainer statutes.

13.1.5                  (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to

Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days.  In the event that any provision of this paragraph 13.1.5 is contrary to any applicable law, such provision shall be of no force or effect.

13.1.6                  The discovery by Landlord that any financial statement or other information given to Landlord by Tenant, or its successor in interest or by any guarantor of Tenant’s obligation hereunder, was materially false.

13.2                        Landlord’s Remedies.

13.2.1                  Termination.  In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder.  In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

13.2.1.1  the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

13.2.1.2  the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

13.2.1.3  the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonable avoided; plus

13.2.1.4  Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, but not limited to:  “Unreimbursed Leasehold Improvement Costs” (as defined below); attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and costs of removal (including the repair of damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant’s alterations, additions, leasehold improvements and any other items which Tenant is required under this Lease to remove but does not remove.  As used herein, the term “Unreimbursed Leasehold Improvement Costs” shall mean the product obtained by multiplying (i) the sum of any leasehold improvement allowance plus any other costs provided, paid or incurred by Landlord in connection with the design and construction of the initial leasehold improvements installed in the Premises on or prior to the Commencement Date pursuant to the Work Letter, by (ii) a fraction, the numerator of which is the number of months of the Term of this Lease not yet fully elapsed as of the date on which this Lease is terminated (excluding any unexercised renewal options), and the denominator of which is the total number of months of the Term of this Lease (excluding any unexercised renewal options).  For example, if the total costs paid or incurred by Landlord with respect to the initial leasehold improvements was $100,000.00, the Lease term was sixty (60) months, and the Lease was terminated by reason of Tenant’s default at the end of twelve (12) months, the Unreimbursed Leasehold Improvement Costs would be equal to $80,000.00 (i.e., $80,000.00 equals $100,000.00 x 48/60).

13.2.1.5  As used in subparagraphs 13.2.1.1 and 13.2.1.2 above, the “worth at the time of award” is computed by allowing interest at the lesser of (a) twelve percent (12%) or (b) the maximum interest rate which Landlord is permitted by law to charge Tenant (the “Lease Rate”).  As used in subparagraph 13.2.1.3 above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

13.2.2                  Re-Entry Rights.  In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to this Lease or any other procedures permitted by applicable law, all at Tenant’s expense.  No re-entry or taking possession of the Premises by Landlord pursuant to this paragraph 13.2.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

13.2.3                  Continuation of Lease.  In the event of any default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect and to recover rent as it becomes due, whether or not Tenant shall have abandoned the Premises.  The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 and any successor statute thereto in the event Tenant has abandoned the Premises.  In the event Landlord elects to continue this Lease in full force and effect pursuant to this paragraph 13.2.3, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due.  Landlord’s election not to terminate this Lease pursuant to this paragraph 13.2.3 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

13.2.4                  In the event of a Chronic Delinquency (as hereinafter defined), at Landlord’s option, Landlord shall have the right, in addition to all other remedies under this Lease and at law or equity, to require that Rent be paid by Tenant quarterly, in advance.  This provision shall not limit in any way nor be construed as a waiver of the rights and remedies of Landlord provided herein or by law or equity in the event of delinquency. “Chronic Delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease, within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period.

13.2.5                  Rights and Remedies Cumulative.  All rights, options and remedies of Landlord contained in this paragraph 13.2 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease.  Nothing in this paragraph 13.2 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

13.3                        Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first Mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion but in all events not beyond one hundred twenty (120) days after Tenant’s original notice to Landlord.  In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to damages and/or an injunction.

13.4                        Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant’s Expense Share, Tenant’s Tax Share or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to ascertain.  Such costs include, but are not limited to, processing and accounting charges, loss of use of such funds by Landlord and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Project.  Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after written notice that such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.  Notwithstanding the foregoing, Landlord shall waive the first late charge during any 12-month period provided that payment is made within ten (10) business days after written notice from Landlord.

14.                               Condemnation.  If the Premises or any portion thereof or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided, however, that, if so much of the Premises or the Project are taken by such condemnation as would in Landlord’s opinion substantially and adversely affect the operation and profitability of Tenant’s business conducted from the Premises, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant’s Expense Share and Tenant’s Tax Share shall be reduced in the proportion that the rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof.  Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project.  Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Tenant.  For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options.  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority.  Tenant shall pay any amount in excess of such severance damages required to complete such repair.  Notwithstanding the foregoing, Landlord shall only have the right to terminate this Lease if Landlord terminates the leases of other tenants similarly affected by the taking.

15.                               Broker’s Fee.

15.1                           The parties recognize as the broker(s) who negotiated this Lease the party (or parties) whose name (or names) is (are) stated in paragraph 1.16 of the Basic Lease Provisions.  Landlord shall pay to Landlord’s Broker a fee as set forth in a separate agreement between Landlord and Landlord’s Broker.

15.2                           Tenant and Landlord each represents and warrants to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), firm(s), broker(s) or finder(s), if any, whose names are set forth in paragraph 1.16 of the Basic Lease Provisions in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder’s fee in connection with said transaction and Tenant and Landlord do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed person, firm, broker, finder or other similar party by reason of any dealings or actions of the indemnifying party; the foregoing indemnity by Tenant shall also apply to any claim by Tenant’s Broker.

16.                               Estoppel Certificate.

16.1                           Tenant shall at any time upon not less than ten (10) business days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not any uncured defaults on the part of Landlord, or specifying such defaults if any are claimed, and (iii) certifying as to such other matters as may be reasonably requested by Landlord or by a prospective purchaser or encumbrancer of all or any part of the Project.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

16.2                           At Landlord’s option, the failure to deliver such statement within such time shall be a material, non-curable default of this Lease by Tenant, subject, however to the following.  In the event that Landlord has not received the estoppel certificate within five (5) business days of Landlord’s written notice, Landlord shall provide Tenant a second written notice from Landlord as set forth above.  In the event that Landlord does not receive the statement set forth above from Tenant, than it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, (iii) not more than one month’s rent has been paid in advance, and (iv) there are no remaining obligations of Landlord under this Lease yet to be performed.

16.3                           Tenant shall furnish Landlord, concurrently with any Estoppel Certificate, or, at Landlord’s discretion within ten (10) business days following Landlord’s written reasonable request therefor, such financial statements of Tenant and any obligor or other persons or entities legally responsible for any of the obligations of Tenant under the Lease (collectively, including without limitation all guarantors, co-tenants, general partners, cosigners, sub-tenants, or assignees, and predecessors in interest to Tenant, the “Obligor”) of the Lease as may be reasonably required by Landlord or any lender, purchaser, or prospective lender or purchaser from or to Landlord, and any information reasonably required by Landlord, which shall include, without limitation, at Landlord’s request, balance sheets and profit and loss statements of Tenant or any such Obligor, and operating statements relating to operations at the Premises, certified by Tenant’s chief financial officer or certified public accountant, for the last three complete fiscal years of Tenant and any such Obligor and fiscal year-to-date through the last day of the month preceding Landlord’s request for such statements, all prepared in accordance with generally accepted accounting principles consistently applied.  Any failure of Tenant to deliver such statements and certifications requested by Landlord within fifteen (15) days following Landlord’s request therefor shall be deemed to be a non-curable event of default under this Lease, notwithstanding any other provision of the Lease to the contrary.

17.                               Landlord’s Liability.  The term “Landlord” as used herein shall mean only the owner or owners, at the time in question, of the fee title or a Tenant’s interest in a ground lease of the Project, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest, shall be delivered to the grantee.  The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

18.                               Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19.                               Interest on Past-due Obligations.  Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate then permitted by law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant.

20.                              Time of Essence.  Time is of the essence with respect to the obligations to be performed under this Lease, including with respect to the Work Letter attached hereto.

21.                               Additional Rent.  All monetary obligations of Tenant to Landlord under the terms of this Lease, including expenses payable by Tenant hereunder, shall be deemed to be rent.

22.                               Incorporation of Prior Agreements; Amendments.  This Lease contains all agreements of the parties with respect to any matter mentioned herein.  No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.  This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.  Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither Landlord, Landlord’s employees, agents or manager, nor Landlord’s Broker nor any cooperating broker on this transaction (including without limitation Tenant’s Broker, if any) nor any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Project and Tenant acknowledges and agrees that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Term of this Lease.

23.                               Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, Federal Express or other similar overnight service, or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Tenant at the Premises or to Landlord at the address noted in paragraph 1.15 of the Basic Lease Provisions, as the case may be.  Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs.  Either party may by notice to the other specify a different address for notice purposes except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes.  A copy of all notices required or permitted to be given to Landlord or Tenant hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord or Tenant may from time to time hereafter designate by notice to the other party.

24.                               Waivers.  No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

25.                               Recording.  Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord a “short form” memorandum of this Lease for recording purposes.  At termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document as may be reasonably requested by any reputable title insurance company to remove this Lease as a matter affecting title to the Premises.

26.                               Holding Over.  If Tenant, with Landlord’s express prior written consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the rent payable shall be one hundred fifty percent (150%) of the rent payable immediately preceding the expiration of the Term of this Lease, and all options to extend the lease term, rights of first refusal, opportunities to lease additional space and/or other options and similar rights, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.  If Tenant, without Landlord’s express prior written consent, remains in possession of the Premises or any part thereof after the expiration of the Term of this Lease, Tenant shall be responsible and liable for any and all claims, demands, losses, liabilities, costs and expenses arising out of, resulting therefrom or in any way connected therewith and, without limitation, the provisions of paragraph 8.7 shall apply.

27.                               Covenants and Conditions.  Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

28.                               Binding Effect; Choice of Law.  Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of paragraphs 17 and 42, this Lease shall bind the parties, their personal representatives, successors and assigns.  This Lease shall be governed by the laws of the State of California applicable to contracts to be wholly performed within such State, and any litigation concerning this Lease between the parties shall be initiated in Orange, San Diego or Los Angeles Counties, California.

29.                               Subordination.

29.1                           Landlord shall have the right to subordinate this Lease, and Tenant shall, at Landlord’s request, subordinate its rights under this Lease, to any existing or future ground lease, covenants, conditions and restrictions, easements, rights of way or any construction, operation and reciprocal easement agreements, deeds of trust or mortgages encumbering the Project, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.  However, Tenant’s right to quiet possession of the Premises during the Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default.  If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage, and gives written notice thereof to Tenant, then this Lease shall be deemed prior to such ground lease, deed of trust or mortgage, whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

29.2                           If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.  Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

29.3                           Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so provided that such interests or documents recognize that Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default of its obligations pursuant to this Lease beyond any applicable notice and cure period.  If Tenant fails to do so within ten (10) business days after written request, such failure shall be a material, non-curable default and Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

29.4                           Landlord agrees that, prior to the Commencement Date, it will use commercially reasonable efforts to provide Tenant with the lender’s usual form non-disturbance agreement in favor of Tenant a copy of which is attached hereto as Exhibit “F”.

30.                               Attorneys’ Fees.

30.1                           If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to its reasonable attorneys’ fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

30.2                           The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred in good faith.

30.3                           Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

31.                               Landlord’s Access.

31.1                           Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) for the purpose of inspecting the same, performing any services required of Landlord, showing the same to prospective purchasers, lenders, or tenants, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises, the Building or the Project as Landlord may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Tenant’s use of the Premises.  Landlord may at any time place on or about the Premises, the Building or the Project any “For Sale” signs and Landlord may at any time during the last 180 days of the Term hereof place on or about the Premises any “For Lease” signs.  Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency.  Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the structure or systems of the Building; (ii) as required by applicable law, or (iii) in response to specific requests by Tenant that are Landlord’s obligation under this Lease, and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

31.2                           All activities of Landlord pursuant to this paragraph 31 shall be without abatement of rent, and Landlord shall not have any liability to Tenant for the same except to the extent caused by the gross negligence of Landlord.

31.3                           Landlord shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction.  Tenant waives any charges for damages or injuries or interference with Tenant’s property or business in connection therewith.

32.                               Auctions.  Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas.  Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.  The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material, non-curable default of this Lease.

33.                               Signs.  Except as provided in paragraph 54, Tenant shall not place any sign upon the Premises, the Building or the Project without Landlord’s prior written consent.  Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.  Tenant shall be entitled to one (1) of Landlord’s standard suite entry signs, as mutually agreed upon between Landlord and Tenant, at Landlord’s cost and expense, and in accordance with all applicable laws, regulations, ordinances and recorded covenants, conditions and restrictions.

34.                               Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

35.                               Construction.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.  The parties acknowledge that the parties and their counsel have reviewed and revised this Lease and, therefore, further acknowledge and agree that the normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Lease or any exhibits hereto or amendments hereof and that this Lease shall not be interpreted in favor or against either party.

36.                               Guarantor.  In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Tenant under this Lease.

37.                               Quiet Possession; Authority.  Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject, however (and always), to all of the provisions of this Lease.

38.                               Security Measures—Landlord’s Reservations.

38.1                           Notwithstanding any other term or provision of this Lease, Tenant hereby acknowledges and agrees that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of Tenant, the Premises or the Project.  Tenant assumes all responsibility for the protection of Tenant, its agents, representatives, employees, contractors and invitees and the property of Tenant and of Tenant’s agents and invitees from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2.7.  Subject to Landlord’s approval of the method of installation and the location of equipment that is visible from outside of the Premises, Tenant may, at its own expense, install its own security system in the Premises that is independent of, and which does not affect Landlord’s security or life safety system and which does not affect Landlord’s ability to operate the Project on a commercially reasonable basis.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s security system.  Tenant, at its expense, may also engage the services of a company providing guard or security personnel for the protection of the Premises, so long as such services do not interfere with other tenants of the Building.

38.2                           Without limiting its rights at law or elsewhere under this Lease, Landlord shall have the following rights:

38.2.1                  To change the name, address or title of the Project or building in which the Premises are located;

38.2.2                  To provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Landlord shall reasonably deem appropriate;

38.2.3                  To permit any tenant the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

38.2.4                  To place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Project or on pole signs in the Common Areas.

38.3                           Tenant shall not:

38.3.1                  Use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant’s business;

38.3.2                  Suffer or permit anyone, except in emergency, to go upon the roof of the Building.

39.                               Easements.

39.1                           Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Parcel Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant.  Tenant shall sign, so long as the same are reasonable, any of the aforementioned documents upon request of Landlord and failure to do so shall, if Landlord so elects, constitute a material, non-curable default of this Lease by Tenant without the need for further notice to Tenant.

39.2                           The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

40.[Intentionally Deleted]

41.                               Landlord’s Right to Perform.  Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent.  If Tenant shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) business days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) then, notwithstanding anything to the contrary provided elsewhere herein, after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant.  All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts, together with interest at the Lease Rate (as defined in paragraph 13.2.1.5), shall be payable by Tenant to Landlord within five (5) business days after demand therefor as additional rent.  The foregoing rights are in addition to any and all remedies available to Landlord upon Tenant’s default as described in paragraph13.2.

42.                               Limitation on Landlord’s Liability.  Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, employees or shareholders of Landlord or Landlord’s partners, and Tenant shall not seek recourse against the individual partners, directors, officers, employees or shareholders of Landlord or Landlord’s partners, or any of their personal assets for satisfaction of any liability with respect to this Lease.  In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Project and proceeds therefrom, and no other assets of Landlord.

43.                               Toxic Materials.

43.1                        Definitions.

43.1.1                  For purposes of this paragraph 43, “Hazardous Material” shall mean any substance:

(i)  the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or

(ii)  which is or becomes defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, regulation, ordinance or amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or

(iii)  which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

(iv)  the presence of which on the Premises, Building or Project causes or threatens to cause a nuisance upon the Premises, Building or Project or to adjacent properties or poses or threatens to pose a hazard to the Premises, Building or Project or to the health or safety of persons on or about the Premises, Building or Project; or

(v)  without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vi)  without limitation which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation; or

(vii)  which is or becomes defined as “medical waste” under the Medical Waste Management Act (Health & Safety Code Sections 25015-25099.3).

43.1.2                  For purposes of this paragraph 43, “Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:

(i)  all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and

(ii)  all requirements pertaining to the protection of the health and safety of employees or the public.

43.1.3                  For purposes of this paragraph 43, “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the existence on or after the date upon which Tenant takes possession of the Premises (the “Possession Date”) of Hazardous Material upon, about, beneath the Premises, Building or Project or migrating or threatening to migrate to or from the Premises, Building or Project or the existence of a violation of Environmental Requirements pertaining to the Premises, Building or Project, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Premises, Building or Project, and including without limitation:

(i)  damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, Building or Project, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives any immunity to which it may be entitled under any industrial or worker’s compensation laws;

(ii)  fees incurred for the service of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises, Building or Project or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs and expenses incurred in enforcing this Lease or collection of any sums due hereunder;

(iii)  liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (ii) herein; and

(iv)  diminution in the value of the Premises, Building or Project, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises, Building or Project.

43.2                        Tenant’s Obligations.                          Tenant, at its sole cost and expense, shall comply with all Environmental Requirements relating to the storage, use and disposal of all Hazardous Materials, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”), as the same may be amended from time to time.  If Tenant does store, use or dispose of any Hazardous Materials other than copy machine toners or similar commonly used office supplies, Tenant shall notify Landlord in writing at least ten (10) days prior to the first appearance of such materials on the Premises, Building or Project, and Landlord shall have the right to disapprove of Tenant’s use thereof on the Premises (provided that Landlord’s failure to disapprove thereof shall not constitute Landlord’s approval thereof or excuse Tenant from complying with the terms of this paragraph 43), and Tenant’s failure to so notify Landlord shall constitute a default under this Lease.  Tenant shall be solely responsible for and shall protect, defend, indemnify, and hold Landlord, its agents and contractors harmless from and against all Environmental Damages arising out of or in connection with the storage, use and disposal of Hazardous Materials by Tenant, its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees.  If the presence of Hazardous Materials on the Premises, Building or Project caused or permitted by Tenant results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels permitted or established by any governmental agency having jurisdiction over such contamination, then Tenant shall, at its sole cost and expense, promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises, Building or Project.  If at any time prior to the expiration of the Lease Term, Landlord shall reach a reasonable good faith determination that Tenant or its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees have at any time violated any Environmental Requirements, discharged any Hazardous Material onto the Premises, Building or Project, or surrounding areas or otherwise subjected Landlord or the Project to liability for Environmental Damages, then Landlord shall have the right to require Tenant, at Tenant’s expense, to conduct appropriate tests of water and soil and to deliver to Landlord the result of such tests to demonstrate that no contamination in excess of legally permitted levels has occurred as a result of Tenant’s occupancy or use of the Premises, Building or Project.  If the presence of Hazardous Materials on the Premises, Building or Project is caused, contributed to or permitted by Tenant or its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees such that Landlord or Tenant becomes obligated to conduct the necessary clean-up of such contamination as required above, then Tenant shall further be solely responsible for, and shall protect, defend, indemnify and hold Landlord, including Landlords’ agents, representatives, employees, lenders and contractors, harmless from and against any and all claims, demands, losses, costs and liabilities, including actual attorneys’ fees, expert witness fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises, Building or Project and any other property of whatever nature to conditions which existed prior to Tenant’s use thereof and which are within acceptable levels according to all Environmental Requirements or any other Federal, State, local or other governmental requirements.  Tenant’s obligations, liabilities and duties hereunder shall survive the expiration or earlier termination of this Lease.

43.3                        Notwithstanding anything herein to the contrary, in no event shall Tenant be responsible or liable for any pre-existing Hazardous Materials on the Premises and Tenant shall not be responsible for any Environmental Damages, to the extent caused by or contributed to by Landlord or another party.  Landlord has no actual knowledge (and with no duty to investigate) that there is present within the Premises, Building or Project, any Hazardous Materials.

44.                               Authority.  If Tenant is a corporation, trust, limited liability company or general or limited partnership, Tenant represents and warrants that each individual executing this Lease on behalf of such entity, is duly authorized to execute and deliver this Lease on behalf of said entity.  If Tenant is a corporation, trust, limited liability company or partnership, Tenant shall deliver to Landlord evidence of such authority satisfactory to Landlord prior to its execution of this Lease.

45.                               [Intentionally Deleted]

46.                               No Offer.  Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to Tenant to lease.  This Lease shall become binding upon Landlord and Tenant only when fully executed by and delivery to both parties.

47.                               Lender Modification.  Tenant agrees to make such reasonable modifications to this Lease as may be reasonably required by a lender in connection with the obtaining of financing or refinancing of the Project or any part thereof provided that any such modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder.

48.                               Multiple Parties.  If more than one person or entity is named as either Landlord or Tenant herein, except as otherwise expressly provided herein, the obligations of the Landlord or Tenant herein shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant, respectively.

49.                               Work Letter.  This Lease is supplemented by that certain Work Letter of even date executed by Landlord and Tenant, which Work Letter is set forth in Exhibit D attached hereto.

50.                               Waiver of Jury Trial.  Landlord and Tenant hereby waive their respective rights to trial by jury of any cause of action, claim, counter-claim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.  Notwithstanding the foregoing, Landlord and Tenant agree that this waiver shall not be effective where the legal effect of such waiver would be to invalidate, in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded by such policy or policies of insurance.  Tenant agrees that any lawsuit brought by Tenant against Landlord must be filed in a court of competent jurisdiction in Orange County, California.

51.                               Counterparts.  This Lease may be executed in any number of counterparts, each to be an original, but all of which shall constitute one agreement, and it shall be sufficient if any party hereto signs any counterpart.

52.                               Force Majeure.  Whenever a period of time is herein prescribed for the taking of any action by Landlord, or a non-monetary action by Tenant, neither party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war governmental laws, regulations or restrictions, or any act, omission, delay, or neglect of Tenant or any of Tenant’s employees or agents, or any other cause whatsoever beyond the reasonable control of Landlord.  Nothing contained in this paragraph 52 shall excuse or delay Tenant’s obligation to pay rent or other charges under this Lease.

53.                               Best Efforts.  Whenever in this Lease there is imposed upon Landlord the obligation to use Landlord’s best efforts or reasonable efforts or reasonable efforts or diligence, Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

54.                              Signage.

54.1                                                   Landlord agrees that for so long as Pacific Crest Bank, a California corporation, which is the original Tenant under this Lease (“PCB”) leases and occupies more than 5,000 rentable square feet (measured in accordance with the ANSI/BOMA 1996 Standard) of the Building, PCB shall have the right to construct a monument sign on the Property; provided that the design, dimensions, construction and location of such monument signage shall be subject to Landlord’s reasonable approval and further provided that: (1) such monument signage is not prohibited by any applicable code, ordinance, statute, rule or regulation or by any action or rule of any landmark commission having jurisdiction, and (2) all consents necessary from all governmental authorities and landmark commissions having jurisdiction are reasonably obtainable and are first obtained by PCB.  PCB shall provide Landlord with three (3) sets of full color scale drawings showing the location and size of the monument signage.

54.2                                                   PCB will bear the costs and risk associated with creating, designing, manufacturing, installing and insuring the monument signage set forth in Section (a) above.  PCB shall bear the cost of maintaining said monument signage.

54.3                                                   If, and only if, PCB leases, in the aggregate, less than 5,000 rentable square feet of the Building, then upon not less than thirty (30) days’ prior notice, Landlord may require PCB to remove its name from the monument signage.

54.4                                                   Upon termination or expiration of this Lease or of PCB’s right to possession of the Premises set forth in Section (a) above and the monument sign is to be removed, then at Landlord’s election,  PCB shall, at PCB’s sole expense, remove such monument signage and restore and repair all parts of the Property affected by the installation or removal of said monument signage, to the condition existing prior to its installation or to a condition reasonably acceptable to Landlord.  If Landlord does not then desire that such monument signage be removed, then such monument signage shall remain until such time as Landlord shall desire that such monument signage be removed, in which event PCB shall remove such monument signage and repair and restore all damage caused by such removal.

54.5                                                   PCB shall indemnify, defend and hold Landlord free and harmless of, from and against any and all claims, demands, losses, liabilities, damages, cost or expenses, including reasonable attorney’s fees incurred or suffered by Landlord arising out of, resulting from, or in any way connected to PCB’s installation, maintenance, repair, and removal of the building monument signage or a breach, default, or failure of performance by PCB under this paragraph 56.  Prior to installing repairing or removing the building monument signage, PCB will give Landlord ten (10) days prior notice and in connection with such installation, repair or removal, PCB will either use a contractor selected by Landlord or if PCB selects the contractor, PCB shall provide the name of the contractor for Landlord’s reasonable approval, which approval shall not be unreasonably withheld.

55.                               Option to Extend.  Tenant shall have the right to extend the Term of the Lease for two (2) additional periods of five (5) years each (each an “Extension Period”), provided that Tenant (i) is not in default under any provision of the lease, (ii) is occupying all of the Premises, and (iii) has not assigned or subleased any portion of the Premises.

55.1                           Exercise of Option.  Tenant shall exercise its right to extend the Term only by delivering written notice to Landlord of Tenant’s desire to so extend the Term no earlier than two hundred seventy (270) days and not later than one hundred eighty (180) days prior to the commencement of the applicable Extension Period (the “Extension Notice”).

55.2                           Extension Amendment.  Within fifteen (15) business days after receipt of the Extension Notice, Landlord shall prepare and deliver to Tenant an amendment to this Lease (the “Extension Amendment”).  The Extension Amendment shall provide for a Monthly Rental equal to the greater of (i) the Monthly Rental in effect during the calendar year immediately preceding the Extension Period, or (ii) the comparable market rental for the Premises determined by Landlord based primarily on rental rates for recent leases within the Project and secondarily on the then prevailing rental rates in the immediate marketplace for properties of equivalent quality, size, utility and location, with the length of the lease term, and credit standing of the Tenant.

55.3                           Objection to Landlord’s Determination of Comparable Market Rental.  If Tenant objects to Landlord’s determination of the comparable market rental for the Premises, Landlord shall appoint a qualified real estate professional with at least ten (10) years experience in commercial real estate to appraise the Premises and/or otherwise determine the comparable market rental (the “Landlord’s Appraisal”).  The Landlord’s Appraisal shall be the comparable market rental for the purpose of determining the Monthly Rental during the Extension Period if Tenant does not (i) within five (5) business days after the date of notice of the Landlord’s Appraisal employ and pay a qualified real estate professional with at least ten (10) years experience in commercial real estate to determine the comparable market rental for the Premises (the “Tenant’s Appraisal”), and (ii) within twenty (20) days thereafter, submit to Landlord, Tenant’s Appraisal together with a written summary of the methods used and data collected to make such determination.  If Landlord’s Appraisal and Tenant’s Appraisal differ by (i) less than ten percent (10%), the greater of the two shall be the comparable market rental for the premises or (ii) more than ten percent (10%), Landlord and Tenant shall promptly instruct its real estate professional to jointly appoint a third qualified real estate professional with at least ten (10) years experience in commercial real estate to determine the comparable market rental for the Premises (the “Third Appraisal”).  Landlord and Tenant shall each pay one-half (1/2) of the expenses of the Third Appraisal.  The appraisal among the three (3) that is furthest from the median of all of the appraisals shall be disregarded and the average of the other two shall be the comparable market rental for the Premises and binding upon Landlord and Tenant.  Until appraisal procedures are final, Landlord and Tenant shall abide by the provisions of the Extension Amendment or New Lease.

55.4                           Option Personal.  It is understood and agreed that the Option is personal to Pacific Crest Bank, a California corporation, and is not transferable; in the event of any assignment or subleasing of any or all of the Premises said Option shall be null and void.

55.5                           Time of the Essence.  Time shall be of the essence regarding all the periods set forth above for the exercise of the options, execution of the Extension Amendment or New Lease and the objection to the determination of the comparable market rental for the Premises.  The failure of Tenant to timely exercise the options as provided in the second and third paragraph above shall cause the option to automatically cease and terminate, and, in such event, this lease shall terminate without extension.  If Tenant fails to timely comply with the provisions set forth in the third paragraph above, Tenant shall be deemed to have accepted the comparable market rental as determined by Landlord.

56.                               Attachments.  Attached hereto are the following documents which are incorporated herein and made a part of this Lease for all purposes:

Exhibit A - Premises Floor Plan

Exhibit B - Valley Corporate Center Project

Exhibit C - Rules and Regulations

Exhibit D - Work Letter

Exhibit E - Acceptance of Office Space

Exhibit F – Subordination, Attornment and Non-disturbance Agreement

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN.  THE PARTIES HAVE ALSO HAD AMPLE OPPORTUNITY TO HAVE THEIR RESPECTIVE ATTORNEYS REVIEW THE CONTENTS HEREIN, AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LANDLORD, ITS COUNSEL, ANY REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

LANDLORD:	VCC INVESTORS, L.P.,
a California limited partnership

	By:	BIRTCHER 2, L.P., a California limited partnership,
General Partner

		By:	BIRTCHER 2 GP, LLC, a California limited liability company, its General Partner

			By:	BIRTCHER ANDERSON PROPERTIES,
a California corporation, sole member

By:
Robert M. Anderson, President

TENANT:

PACIFIC CREST BANK,
a California corporation

By:

Printed Name:

Title:

Date:

By:

Printed Name:

Title:

Date:

EXHIBIT A

PREMISES FLOOR PLAN

(ATTACHED)

EXHIBIT B

LEGAL DESCRIPTION

Parcel “A” of Parcel Map No. 261, in the City of San Diego, County of San Diego, State of California, according to map thereof filed in the Office of the County Recorder of San Diego County, being a division of a portion of Lots 10 and 11 of E.W. Morse subdivision, according to map thereof No. 5732 filed in the Office of County Recorder of San Diego County.

EXHIBIT C

RULES & REGULATIONS

STANDARD OFFICE LEASE

GENERAL RULES

1.                                       Tenant shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2.                                       Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation, or property of the Project and its occupants.

3.                                       Tenant shall not make or permit any noise or odors that annoy or interfere with other tenants or persons having business within the Project.

4.                                       Tenant shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same, except that Tenant shall be permitted to bring one (1) bicycle into the Premises.

5.                                       Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6.                                       No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Landlord’s prior written consent.  Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable for damages for such removal.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.  Furthermore, no storage materials, debris, artwork, banners, or similar objects shall be placed or left in front of windows so as to be visible from outside the premises, or otherwise be unsightly or inconsistent with a first class office environment.

7.                                       The sidewalks, halls, passages, exits, entrances, elevators and stairways and other portions of the common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises.

8.                                       Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

9.                                       Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises nor shall Tenant suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

10.                                 Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building.  The times and manner of moving the same in and out of the Building shall be prescribed by Landlord, and all such moving must be done under the supervision of Landlord.  Landlord may exclude from the Building any such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any provisions of the Lease of which these rules and regulations are a part.  Tenant shall not use any machinery or other bulky articles on the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor in the floors or walls, or which by its weight might injure the floor of the Building.  Safes or other heavy equipment shall, as considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight.

11.                                 Tenant shall not use or keep in the Premises, Building or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

12.                                 Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

13.                                 Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes and blinds when the sun’s rays fall directly on windows of the Premises.  Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system.  Tenant shall not tamper with or change the setting of any thermostats or control valves.

14.                                 The Premises shall not be used for manufacturing or for the storage of merchandise.  Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau.  The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose.  No auction shall be conducted on the Premises.

15.                                 Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Building, the Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.  In an effort to maintain a professional office environment, Tenant shall not permit groups (defined as three or more individuals) of invitees and customers to gather in the Common Areas on regular basis (defined as one class per month).

16.                                 No vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted.  No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

17.                                 The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

18.                                 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor.  Each tenant must, upon the termination of its tenancy, give the Landlord all keys of stores, offices, or toilets and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such key if Landlord shall deem it necessary to make such change.

19.                                 Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

20.                                 Any person employed by any tenant to do janitorial work shall, while in the Building or the Project and outside of the Premises, be subject to and under the control and direction of the office of the Project (but not as an agent or servant of Landlord, and the tenant shall be responsible for all acts of such persons).

21.                                 No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord.  Tenant shall pay the cost of all electricity used for air conditioning in the Premises if such electrical consumption exceeds normal office requirements or is attributable to after hours use, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

22.                                 There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

23.                                 All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be florescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall not permit the consumption in the Premises of more than 2 and 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 and 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time.  In the event that such limits are exceeded, Landlord shall have the right to remove any lighting fixture or any florescent tube or bulb therein as it deems necessary and/or to charge Tenant for the cost of the additional electricity consumed.

24.                                 Tenant shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities by Tenant or its employees, agents, licensees or invitees.  No foreign substances of any kind are to be inserted therein.

25.                                 Tenant shall not deface the walls, partitions or other surfaces of the Premises or Project.

26.                                 Furniture, significant freight and equipment shall be moved into or out of the Building only with Landlord’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Landlord.  Tenant shall be responsible for any damage to the Project arising from any such activity.

27.                                 Tenant shall not employ any service or contractor for services or work to be performed on or to the Building, except as approved by Landlord.

28.                                 Landlord reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hours of 6 P.M. and 8:00 A.M. of the following day, or such other hours as Landlord may determine.  If Tenant uses the Premises during such periods (which shall require advance written notice to Landlord and Landlord’s prior written consent), Tenant shall be responsible for securely locking any doors it may have opened for entry.

29.                                 No window coverings, shades or awnings shall be installed or used by Tenant.

30.                                 No Tenant, employee or invitee shall go upon the roof of the Building.

31.                                 Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as non-smoking areas.

32.                                 Tenant shall not use any method of heating other than as provided by Landlord.

33.                                 Tenant shall not install, maintain or operate any vending machines upon the Premises without Landlord’s written consent, which consent shall not be unreasonable withheld.

34.                                 Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

35.                                 Landlord reserves the right to waive any one of these rules or regulations, and/or as to any particular tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such tenant.

36.                                 Tenant assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

37.                                 Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary or appropriate for the operation or safety of the Project and its occupants.  Tenant agrees to abide by these and such rules and regulations.

38.                                 All doors opening onto public corridors shall be kept closed, except when being used for ingress and egress.

39.                                 Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

40.                                 Tenant shall be required to use chair pads at each desk under all rolling desk chairs in the Premises.

41.                                 Tenant shall fully comply with all present or future governmentally required programs intended to manage parking, transportation or traffic in and around the Project or Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.  Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

PARKING RULES

1.                                       Parking areas shall be used only for parking by vehicles no longer than full size passenger automobiles herein called “Permitted Size Vehicles.”  Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2.                                       Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

3.                                       Parking stickers or identification devices shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges.  Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.

4.                                       Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5.                                       Landlord reserves the right to manage the parking by relocating all or a part of parking spaces and/or to reasonably allocate them between compact and standard size spaces reserved and unreserved, handicapped and non-handicapped.

6.                                       Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7.                                       Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8.                                       Validation, if established, will be permissible only by such method or methods as Landlord and/or its licensee may establish at rates generally applicable to visitor parking.

9.                                       The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10.                                 Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11.                                 Landlord reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12.                                 Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

13.                                 Landlord or its agent may tow or otherwise remove any vehicles (i) which are parked illegally in the parking areas, (ii) which constitute a nuisance or annoyance to other users of the Project or parking areas or (iii), if not prohibited by law, which are in violation of paragraph 14 below.  Such towing shall be at the sole cost and expense of the tenant which is in any way responsible for the presence of such vehicle in the parking area (for example, if the vehicle is parked by any particular tenant’s invitee, customer or employee, such tenant shall be responsible for the cost of towing such vehicle).

14.                                 Tenant shall not leave vehicles in the parking areas overnight.

15.                                 Landlord reserves the right to designate reserved parking spaces in the parking areas.

16.                                 Landlord reserves the right to require Tenant and its employees to park vehicles on designated levels of the parking structure.

17.                                 Tenant acknowledges that it is responsible and agrees to comply with existing and future South Coast Air Quality Management District (SCAQMD) mandates and requirements imposed on employers in Southern California.

EXHIBIT D

WORK LETTER

(If Plans are to be completed)

By and between VCC Investors, L.P., a California limited partnership, as “Landlord,” and Pacific Crest Bank, a California corporation, as “Tenant.”

1.                                      APPLICATION OF EXHIBIT

Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.  The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the “Tenant Improvements”) for the fitting out of the initial Premises, as more fully set forth herein.

2.                                      LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

2.1                               Preliminary Space Plans.  Tenant’s space planner has developed preliminary space plans for the Tenant Improvements (the “Preliminary Space Plans”), which include, without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, which are determined by Tenant as required for its use of the Premises.  Landlord shall be entitled, in all respects, to rely upon all information supplied by Tenant regarding the Tenant Improvements.

2.2                               Working Drawings.  Within fourteen (14) days of full execution of this Lease by both Landlord and Tenant, Tenant’s Architect shall prepare working drawings (the “Working Drawings”) for the Tenant Improvements based upon the approved Preliminary Space Plans.  The Working Drawings shall include architectural drawings for the Tenant Improvements based on the Preliminary Space Plans.  Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Landlord’s final approval, which approval shall not be unreasonably withheld, (ii) shall not be in conflict with building codes for the City, County or other applicable authority or with insurance requirements for a fire resistive Class A Office Tower, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

2.3                               Approval of Working Drawings.  Tenant’s Architect shall submit the Working Drawings to Tenant for review to confirm compliance with the Preliminary Space Plan, and Tenant shall notify Landlord and Tenant’s Architect within three (3) business days after delivery thereof of any requested revisions.  Within three (3) business days after receipt of Tenant’s notice, Tenant’s Architect shall make all approved revisions to the Working Drawings and submit two (2) copies thereof to Tenant and Landlord for their final review and approval, which approval shall be given within three (3) business days thereafter.  Concurrently with the above review and approval process, Tenant’s Architect may submit all plans and specifications to City and other applicable governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and Licenses to construct the Tenant Improvements as shown on the Working Drawings.  Any changes which are required by City or other governmental agencies shall be immediately submitted to Landlord and Tenant for review and reasonable approval.

2.4                               Schedule of Critical Dates.  Set forth below is a schedule of certain critical dates relating to Landlord’s and Tenant’s respective obligations for the design and construction of the Tenant Improvements.  Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in this Work Letter.  The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein.  Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

Reference		Date Due	Responsible Party

A.	“Preliminary Space Plan Approval”	Completed	Landlord & Tenant

B.	“Working Drawings Completion”	Fourteen (14) days after execution of this Lease.	Tenant’s Architect

C.	“Working Drawings Review”	Three (3) business days after Landlord submits Working Drawings to Tenant	Tenant

D.	“Working Drawings Revisions”	Three (3) business days after Tenant returns the Working Drawings to Landlord.	Tenant’s Architect

E.	“Final Approval Date”	Three (3) business days after Landlord’s Architect submits the revised Working Drawings to Tenant	Landlord & Tenant

3.                                      BUILDING PERMIT

After the Final Approval Date has occurred, Tenant’s Architect shall, if Tenant’s Architect has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit.  Tenant’s Architect, with Tenant’s cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4.                                      CONSTRUCTION OF TENANT IMPROVEMENTS

After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a construction contract (“Construction Contract”) with a reputable, licensed contractor selected by Landlord (“Contractor”), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials.  The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Sections 5 and 6 of this Work Letter.

5.                                      TENANT IMPROVEMENT ALLOWANCE

5.1                                 Landlord shall pay for the cost of the design, purchase and construction of the Tenant Improvements, including without limitation design, engineering and consulting fees, the cost of any changes to the Working Drawings or the Tenant Improvements required by any applicable building codes, any increased cost resulting from any Hazardous Materials in the Project, including without limitation asbestos, (collectively, the “Tenant Improvement Costs”).  The Tenant Improvement Allowance shall be used for payment of only the following Tenant Improvements Costs:

5.1.1                        The reasonable cost based on charges for these services in the competitive marketplace, of the Preparation by Tenant’s Architect of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

5.1.2                        Construction work for completion of the Tenant Improvements as reflected in the Construction Contract;

5.1.3                        All contractors’ charges, general conditions, performance bond premiums and construction fees; and

5.1.4                        Tenant Improvements which shall be depicted on the approved Preliminary Space Plans.

5.2                                 In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on the approved Preliminary Space Plans, or causes any Tenant Delays as defined in Section 7 of this Work Letter, then all associated costs that exceed the Tenant Improvement Allowance shall be borne by Tenant.  If Tenant does seek to modify, change or alter the Tenant Improvements from the approved Preliminary Space Plans, or does cause a Tenant Delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

6.                                      CHANGE ORDERS

Tenant may from time to time request and obtain change orders before or during the course of construction provided that:  (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease.  Upon Tenant’s request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay, if any, attributable to such requested change.  Within three (3) business days of the date such estimated costs adjustment and delay are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant’s notice to proceed, the amount of the increased costs that exceed the Tenant Improvement Allowance, if any, attributable to such change order.  Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

7.                                      TENANT DELAYS

In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant (“Tenant Delays”).  Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

a)                                      Tenant’s failure to timely review and reasonably approve the Working Drawings or to furnish information to Landlord or Landlord’s Architect for the preparation by Landlord or Landlord’s Architect of the Working Drawings;

b)                                     Tenant’s request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord’s discovery of same;

c)                                      Change orders requested by Tenant;

d)                                     Interference by Tenant or by Tenant’s Agents with Landlord’s construction activities;

e)                                      Tenant’s failure to approve any other item or perform any other obligation in accordance with and by the dates, if any, specified herein or in the Construction Contract;

f)                                        Tenant’s requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

g)                                     Tenant’s failure to approve written estimates of costs in accordance with this Work Letter; and

h)                                     Tenant’s obtaining or failure to obtain any necessary governmental approvals or permits for Tenant’s intended use of the Premises, other than building permits that Landlord shall obtain.

If (but for the operation of the foregoing provisions of this paragraph 7) the Commencement Date of the Lease is delayed by any Tenant delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay (i.e., the Commencement Date shall occur, or be deemed to have occurred, on the date that it would have occurred but for the occurrence of such Tenant delays).  Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitutes a Tenant Delay.

8.                                      TRADE FIXTURES AND EQUIPMENT

Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto.  Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

9.                                      FAILURE OF TENANT TO COMPLY

Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease.  In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a Landlord against a defaulting Tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

10.                               CERTIFICATE OF OCCUPANCY

The City of San Diego may require a new Certificate of Occupancy to be issued for an office suite each time occupancy changes, based both on the Tenant’s proposed activities to be performed in the suite, and the physical characteristics of the suite.  Landlord and Tenant shall jointly cooperate in furnishing the City with the information required to be provided on the Application for Certificate of Occupancy.  With Tenant Improvements being constructed for the subject Premises, Landlord and Tenant should provide the application to the City contemporaneously with the application for building permit.  Upon completion of the Tenant Improvements in conformity with the building permit, and after the City inspectors give final approval of the Tenant Improvement construction, it has been Landlord’s experience that a Certificate of Occupancy for the Premises will be issued.  Landlord and Tenant agree to cooperate in effecting the issuance of the Certificate of Occupancy should any problems arise.

11.                               WARRANTY

Landlord shall warrant against all defects in workmanship and materials for a period equal to the longer of (a) twelve months after full and final completion of the Tenant Improvements(including all punch list items) and (b) the warranty period provided by any applicable contractor or supplier.

EXHIBIT E

ACCEPTANCE OF OFFICE SPACE

Date

Tenant
Address

Re:                               Commencement Letter with respect to that certain Lease dated as of                                    by and between VCC Investors, L.P., a California limited partnership, as Landlord, and Pacific Crest Bank, a California corporation, as Tenant, for 5,178 rentable square feet on the tenth floor of the Building located at 591 Camino de la Reina in the City of San Diego, San Diego, California.

Dear                                          :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.                                       The Commencement Date of the Lease is                                               ;

2.                                       The Expiration Date of the Lease is                                                        .

Tenant hereby acknowledges that Landlord has fulfilled it obligations, if any, regarding the construction of Tenant’s initial leasehold improvements under the above referenced Lease, subject to paragraph 11 of Exhibit “D”.

This Acceptance of Office Space serves to fulfill the lease obligation of paragraph 1.13 of the Basic Lease Provisions.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 4 counterparts of this Commencement Letter in the space provided and returning 3 fully executed counterparts to my attention.

Sincerely,

Property Manager

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

EXHIBIT F

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS INSTRUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

SUBORDINATION, ATTORNMENT AND
NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this “Agreement”), dated this        day of                          , 200  , between                                                                  , a                                                             (“Tenant”), and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, its successors and assigns (“Lender”), having its principal place of business at 222 North LaSalle Street, 18th Floor, Attention: Merrill Lynch Capital Services Department,  Chicago, Illinois 60601.

R E C I T A L S:

A.  Tenant is the lessee under that certain lease executed between Tenant and                              , a                               (“[Prior Landlord][Landlord]”), dated                              , 200    (the lease and all amendments thereto are hereinafter referred to as the “Lease”), covering all or a portion of property with a property address of                                                              and legally described in Schedule I attached hereto and made a part hereof (the “Property”).

B.  [Prior Landlord will transfer the Property and Prior Landlord’s interests in the Lease to                                (“Landlord”).] OR [                              (“Landlord”) is the successor or assignee to Prior Landlord’s interest in the Property.] On             , 2002,  Lender made a loan (the “Loan”) to Landlord which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Landlord to Lender encumbering the Property (the “Mortgage”) and an assignment of all leases of and rents from the Property.

C.  .  At Tenant’s request, Lender has agreed to enter into this Agreement relating to the Lease and the Loan.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                         Tenant hereby represents, acknowledges and agrees as follows:

(a)                                  The Lease has not been amended, modified or extended, except as follows:

(b)                                 The Lease does not contain any options to purchase and/or lease additional space, rights of first refusal to purchase and/or lease additional space or any similar provisions regarding acquisition of ownership interests or additional leased space in the building, except as follows:

(c)                                  The term of the Lease commenced on                                                           and will terminate on                                                                       .

(d)                                 The current monthly rent payment under the Lease is $                               .  Rent has been paid through                                . No advance rents have been prepaid except for the current month.

(e)                                  In addition to monthly rent payments, the following amounts are also payable on a                                         basis for the following purposes:                                                                                                                .

(f)                                    The improvements described in the Lease have been completed and accepted by Tenant.

(g)                                 Tenant has not sublet any portion of the leased premises or assigned any of its rights under the Lease.

(h)                                 The Lease is in full force and effect, Tenant has no existing claims, defenses or offsets under the Lease against Landlord, no uncured default exists under the Lease, and no event has occurred that would, except for the lapse of time, the giving of notice or both, constitute a default.

(i)                                     No cancellation, modification, amendment, extension, or assignment of the Lease, and no subletting or prepayment of more than one month’s rent shall be made without Lender’s prior written consent.

(j)                                     All rent payments shall be paid as provided under the Lease until Tenant has been otherwise notified by Lender or its successors and assigns.  All prepayments of more than one month’s rent and any and all termination fees paid by Tenant, or at Tenant’s direction, shall be payable jointly to Lender and Landlord.

(k)                                  The guaranty of the Lease, if any, is in full force and effect

(l)                                     Tenant will deliver to Lender a copy of all notices of default that Tenant delivers to Landlord.

(m)                               Tenant will not look to Lender or its successors or assigns for the return of the security deposit, if any, under the Lease, except to the extent that such funds are delivered to Lender.

2.                                       The Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal, and any similar rights, are and shall be subject and subordinate to the Mortgage, and to all amendments, modifications, replacements and extensions thereof, to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby, subject, however, to the other provisions hereof.

3.                                       In the event Lender elects to foreclose the Mortgage, Lender will not join Tenant in summary or foreclosure proceedings unless required by applicable law (and then only to the extent so required) as long as Tenant has not amended the Lease without Lender’s prior written consent and is not in default under the Lease.

4.                                       In the event that Lender shall succeed to the interest of Landlord under the Lease and there exists no default by Tenant under the Lease,  which has continued beyond any applicable periods of grace, notice, and/or cure,  and Tenant has not amended the Lease without Lender’s prior written consent, Lender agrees not to disturb or otherwise interfere with Tenant’s possession of the leased premises for the unexpired term of the Lease, provided that Lender shall not be:

(a)                                  liable for any act or omission of Landlord or any prior landlord under the Lease;  unless such act or omission continues beyond the date that Lender acquires title to the Property but only to the extent such act or omission continues beyond such date;

(b)                                 subject to any offsets or defenses which Tenant might have against Landlord or any prior landlord; except any offsets or defense relating to defaults of Landlord which continue beyond the date that Lender acquires title to the Property but only to the extent such offset or defense continues beyond such date;

(c)                                  bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord;  unless and to the extent actually received by Lender;

(d)                                 bound by any material amendment or modification of the Lease made without Lender’s prior written consent; or

(e)                                  liable for any security deposit Tenant might have paid to Landlord or any prior landlord, except to the extent Lender has actually received said security deposit.

5.                                       Upon Lender’s succeeding to Landlord’s interest under the Lease, Tenant covenants and agrees to attorn to Lender or a purchaser at a foreclosure or trustee’s sale, to recognize such successor landlord as Tenant’s landlord under the Lease, and to be bound by and perform all of the obligations and conditions imposed upon Tenant by the Lease.  If requested by Lender or any subsequent owner, Tenant shall execute a new lease with Lender, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

6.                                       Prior to terminating the Lease due to a default by Landlord thereunder, Tenant agrees to notify Lender of such default and give Lender the opportunity to cure such default within thirty (30) days of Lender’s receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Lender shall have such longer time as may be necessary to cure the default (but not beyond an additional ninety (90) days); provided that Lender commences the cure within such period and diligently pursues the cure thereafter).

7.                                       This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

8.                                       This Agreement can be modified only in writing duly executed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

TENANT:

By:
Name:
Its:

LENDER:

MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation.

By:
Name:
Its:

STATE OF	)
)ss.
COUNTY OF	)

On                                  , 200   , before me, the undersigned, a Notary Public in and for said State, personally appeared                                              , personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as the                                  of                                            , a                                 corporation, the general partner OR managing member of                                                and acknowledged to me that such corporation caused the foregoing instrument to be executed pursuant to its Bylaws or a resolution of its Board of Directors.

WITNESS my hand and official seal.

Notary Public

[SEAL]	My commission Expires:

STATE OF	)
)ss.
COUNTY OF	)

On                                  , 200   , before me, the undersigned, a Notary Public in and for said State, personally appeared                                              , personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as           Vice President of Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, the corporation that executed the within instrument and acknowledged to me that such corporation caused the foregoing instrument to be executed pursuant to its Bylaws or a resolution of its Board of Directors.

WITNESS my hand and official seal.

Notary Public

[SEAL]	My commission Expires:

SCHEDULE I

Article I.                                                                       LEGAL DESCRIPTION